Exhibit 99.1

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 1 of 21

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

IN RE LATCH INC. DERIVATIVE LITIGATION	Lead Case No. 1:23-cv-01273-JGK

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated July 16, 2026 (“Stipulation”) is made and entered into by the following parties, each by and through their respective counsel: (1) Plaintiffs Eric Manley (“Manley”) and Daniel Gottlieb (“Gottlieb,” and together with Manley, “Plaintiffs”) in the above-captioned consolidated stockholder derivative action (the “Action”) pending in the United States District Court for the Southern District of New York (the “Court”); (2) Individual Defendants Luke Schoenfelder, Garth Mitchell, Barry Schaeffer, Raju Rishi, J. Allen Smith, Peter Campbell, Patricia Han, Robert Speyer, and Andrew Sugrue (collectively, the “Individual Defendants”); and (3) Nominal Defendant Latch, Inc. (together, with the Individual Defendants, “Defendants,” and “Parties” refers collectively to Plaintiffs and Defendants).

This Stipulation, subject to the approval of the Court, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein) upon the terms and subject to the conditions set forth herein.

I.	FACTUAL AND PROCEDURAL BACKGROUND OF THE ACTION

A.            The Action

On February 16, 2023, Plaintiff Manley filed a Verified Stockholder Derivative Complaint on behalf of Latch in the Court against the Individual Defendants alleging breaches of fiduciary duties and violations of Section 14(a) of the Exchange Act, originally captioned Manley v. Schoenfelder et al, Case No. 1:23-cv-01273-JGK (the “Manley Action”). Dkt. No. 1.

On July 13, 2023, Plaintiff Gottlieb filed a Verified Shareholder Derivative Complaint on behalf of Latch in the Court against the Individual Defendants alleging claims that related to those in the Manley Action, including breaches of fiduciary duties and violations of Section 14(a) of the Exchange Act, and making additional claims for unjust enrichment, gross mismanagement, waste of corporate assets, and contribution under Sections 10(b) and 21D of the Exchange Act and under Sections 11(f) of the Securities Act and 21D of the Exchange Act, originally captioned Gottlieb v. Schoenfelder et al., Case No. 1:23-cv-06047 (the “Gottlieb Action”). Gottlieb Action, Dkt. No. 1.

Specifically, the Action alleges that, inter alia, from May 13, 2021 through August 25, 2022, at least, the Individual Defendants breached their fiduciary duties and engaged in related misconduct, by making and/or causing the Company to make false and misleading statements and omissions to the public, including in proxy solicitations governed by Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), regarding various of the Company’s financial metrics, including Revenue, Total Bookings, and Total Annual Recurring Revenue. In particular, the Action alleges that improper accounting procedures were used in connection with the Company’s quarterly and annual reports filed with the U.S. Securities and Exchange Commission (“SEC”), requiring the restatement of certain previously-issued financial statements. The Action alleges that, as a result of the foregoing, the Company experienced reputational and financial harm.

On April 14, 2023, the parties to the Manley Action filed a joint stipulation to stay, requesting that the Court stay the Manley Action until twenty-one business days following the resolution of any and all motions to dismiss in the securities class actions captioned Brennan v. Latch, Inc. et. al, Case No. 1:22-cv-07473 (S.D.N.Y.) (the “Brennan Class Action”) and Schwartz v. Latch, Inc. et. al., Case No. 1:23-cv-00027-WCB (D. Del.) (the “Schwartz Class Action” and, together with the Brennan Class Action, the “Securities Class Actions”), including exhaustion of appeals, or any related securities class actions that may be filed, which the Court so-ordered on April 15, 2023 (the “Stay Order”). Dkt. Nos. 13, 15.

1

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 2 of 21

On August 1, 2023, the Parties filed a joint stipulation to temporarily lift the stay in the Manley Action for purposes of consolidating the Manley and Gottlieb Actions, appointing The Brown Law Firm, P.C. and Hynes & Hernandez, LLC, as co-lead counsel, and applying the Stay Order to the consolidated action, which the Court so-ordered on August 1, 2023, thereby forming the Action. Dkt. Nos. 16, 17.

On June 5, 2025, pursuant to the Court’s May 30, 2025 order, the Parties filed a status report informing the Court that they had begun engaging in settlement negotiations. (Dkt. Nos. 22, 23). Additional status reports were filed by the Parties thereafter updating the Court regarding the status of the Parties’ settlement negotiations. See Dkt. Nos. 28, 30, 32, 34, 37, 39, 41, 43.

B.            Settlement Negotiations

On January 2, 2025, Plaintiffs sent Defendants a settlement demand letter that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms that addressed the wrongdoing alleged in the Action.

In the following months, the Parties engaged in arm’s-length, good faith settlement negotiations aimed at resolution of the claims in the Action, which included exchanging settlement proposals and counterproposals. Finally, on July 22, 2025, the Parties reached an agreement in principle on the material terms of the Settlement, including the corporate governance reforms that Latch agreed to adopt and implement for a period of at least three and a half (3.5) years, as set forth in full in Exhibit A (the “Reforms”). In connection with settlement discussions and negotiations leading to the proposed Settlement set forth in this Stipulation, counsel for the Parties did not discuss the appropriateness or amount of any application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses.

2

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 3 of 21

Following the Parties’ agreement in principle on the material, substantive terms of the settlement, the Parties separately negotiated in good faith for the payment of reasonable attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. On March 10, 2026, after arm’s-length negotiations that spanned several months, the Parties agreed for the Company and/or its insurance carriers to pay a fee and expense amount of $450,000.00 to Plaintiffs’ Counsel (the “Fee and Expense Amount”), subject to Court approval.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

While Plaintiffs believe the derivative claims have merit, they also recognize that all litigation is inherently uncertain, risky, and expensive, and that derivative litigation poses certain unique risks and challenges. Plaintiffs believe that Latch would benefit if the Action could be settled now on reasonable terms, rather than waiting for the outcome of motion practice, trial(s), and any possible appeal(s). Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action.

Plaintiffs’ Counsel have respectively conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Latch’s press releases, public statements, and filings with the SEC; (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings and orders in the Securities Class Actions; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing complaints in the Action; (vi) researching and evaluating factual and legal issues relevant to the claims; (vii) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Action, and other issues in an effort to facilitate negotiations; (viii) researching the Company’s corporate governance structure in connection with settlement efforts; (ix) preparing comprehensive written settlement demands and modified demands over the course of the Parties’ settlement negotiations; and (x) negotiating and drafting this comprehensive Stipulation.

3

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 4 of 21

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Latch. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Latch and its stockholders and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants expressly deny, and continue to deny, any and all allegations of fault, liability, wrongdoing, or damages arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action. Defendants further deny each and all the claims, potential claims, and contentions alleged or that could have been alleged in the Action. Defendants maintain that they have meritorious defenses to all claims alleged in the Action and continue to believe the claims asserted against them in the Action are without merit. By entering into this Stipulation, Defendants neither concede nor admit any wrongdoing or liability whatsoever.

4

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 5 of 21

Defendants have agreed to enter into this Stipulation solely to eliminate the uncertainties, burden, and expense of further litigation and to put the Released Claims to rest finally and forever. Nothing in this Stipulation shall be construed as or deemed evidence supporting an admission by either Defendants or any other Defendant Releasees with respect to any of Plaintiffs’ allegations or claims, or of any wrongdoing, fault, liability, or damages whatsoever. Defendants have determined that the Settlement is in the best interests of Latch and its stockholders, and that the Action should be settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV.            TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Parties herein, in consideration of the benefits flowing to the Parties from the Settlement, and subject to the approval of the Court, that the Released Claims as against the Released Persons shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice and with full preclusive effect as to all Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.              DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1            “Action” means the above-captioned consolidated stockholder derivative action pending in the Court.

1.2            “Board” means the Board of Directors of Latch.

1.3            “Court” means the United States District Court for the Southern District of New York.

1.4            “Current Latch Stockholders” means any Person or Persons who are record or beneficial owners of Latch stock as of the date of this Stipulation and who continue to own Latch stock through the date of the Settlement Hearing (defined herein), excluding the Individual Defendants, the officers and directors of Latch, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.

5

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 6 of 21

1.5             “Defendants” means the Individual Defendants and nominal defendant, Latch.

1.6             “Defendants’ Counsel” means Latham & Watkins LLP.

1.7            “Defendants’ Released Claims” means all claims or causes of action (including known and Unknown Claims), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys’ fees, expert, or consulting fees, and any and all other costs, expenses, or liabilities whatsoever, that could be asserted in any forum by any of the Defendants’ Released Persons against any of the Plaintiffs’ Released Persons, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action, or the Released Claims. “Defendants’ Released Claims” shall not include claims to enforce the terms of the Stipulation and/or the Judgment.

1.8            “Defendants’ Released Persons” means (i) the Individual Defendants; (ii) Latch and any and all of Latch’s present and former officers, directors, employees, parents, subsidiaries, affiliates, and divisions; (iii) Tishman Speyer Properties, Inc., Tishman Speyer Properties, L.P., and TS Innovation Acquisitions Sponsor, L.L.C.; and (iv) for the persons or entities listed in (i), (ii), or (iii) of this paragraph 1.8, any of their respective immediate family members, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, agents, insurers and reinsurers, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, attorneys, advisors, associates, employees, partners, partnerships, joint ventures, officers, directors, representatives, foundations, affiliates, or entity under their control.

1.9            “Effective Date” means the date by which all of the conditions specified in Section IV, paragraph 6.1 have been met and occurred.

6

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 7 of 21

1.10          “Final” means entry of the Judgment and the expiration of all time to seek appeal or other review of the Judgment (defined herein), or if any appeal or other review of such Judgment is filed and not dismissed, after such Judgment is upheld on appeal in all material respects and is no longer subject to appeal, reargument, or review by writ of certiorari or otherwise.

1.11          “Individual Defendants” means Luke Schoenfelder, Garth Mitchell, Barry Schaeffer, Raju Rishi, J. Allen Smith, Peter Campbell, Patricia Han, Robert Speyer, and Andrew Sugrue.

1.12          “Judgment” means the Order and Final Judgment entered by the Court that dismisses the Action pursuant to the Settlement, substantially in the form of Exhibit E attached hereto.

1.13          “Latch” or the “Company” means nominal defendant Latch, Inc. and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.14          “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form of Exhibit C attached hereto and the Summary Notice defined herein.

1.15          “Parties” means Plaintiffs, Individual Defendants, and Latch.

1.16          “Person” means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

1.17          “Plaintiffs” means Eric Manley and Daniel Gottlieb.

7

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 8 of 21

1.18          “Plaintiffs’ Counsel” means The Brown Law Firm, P.C. and Hynes & Hernandez, LLC.

1.19          “Plaintiffs’ Released Claims” means all claims or causes of action (including known and Unknown Claims), including, but not limited to, debts, demands, rights, interests, actions, suits, causes of action, cross-claims, counter-claims, charges, judgments, obligations, setoffs, or liabilities for any obligations of any kind whatsoever (however denominated), for fees, costs, penalties, damages whenever incurred, and liabilities of any nature whatsoever (including, without limitation, direct or indirect claims or demands for rescission, damages, interest, attorneys’ fees, and any other costs, expenses, or liabilities whatsoever, including joint and several), whether based on federal, state, local, statutory or common law, in equity, or on any other law, rule, regulation, ordinance, contract, or the law of any foreign jurisdiction, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, asserted or unasserted, matured or unmatured, accrued or unaccrued, arising from any act or omission alleged or claims asserted in the Action or that could have been alleged or asserted on behalf of Latch derivatively, including those that were threatened, asserted, or could have been asserted by Plaintiffs or any of Latch’s stockholders derivatively, or that Latch could have asserted directly, in any court, tribunal, forum or proceeding, against any of the Defendants’ Released Persons. “Plaintiffs’ Released Claims” shall not include any claims to enforce the Stipulation, Judgment, or any other document memorializing the Settlement.

8

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 9 of 21

1.20          “Plaintiffs’ Released Persons” means Plaintiffs, Plaintiffs’ Counsel, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Plaintiff or any counsel for any Plaintiff, and each of their respective predecessors, successors, and assigns, Latch, and Current Latch Stockholders (solely in their capacity as Latch stockholders).

1.21          “Preliminary Approval Order” means the [Proposed] Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current Latch Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.

1.22          “Reforms” means the corporate governance reforms and other terms set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain for a period of no less than three-and-a-half years from the Effective Date, pursuant to and in accordance with this Stipulation.

1.23          “Released Claims” means Defendants’ Released Claims and Plaintiffs’ Released Claims.

1.24          “Released Persons” means Defendants’ Released Persons and Plaintiffs’ Released Persons.

1.25          “Settlement” means the settlement and compromise of the Action as provided for in this Stipulation.

1.26          “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.

9

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 10 of 21

1.27           “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form of Exhibit D attached hereto.

1.28           “Unknown Claims” means any of the Released Claims that any of the Released Persons does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision whether to object to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Released Persons shall expressly waive and relinquish, and each Current Latch Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Released Persons acknowledge that they and Current Latch Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

10

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 11 of 21

2.              TERMS OF THE SETTLEMENT

2.1            Within ninety (90) days of issuance of the Judgment by the Court, the Board shall implement the Reforms set forth in Exhibit A attached hereto, which shall remain in effect for no less than three-and-a-half (3.5) years from the Effective Date.

2.2            Latch acknowledges and agrees that the filing, pendency, and settlement of the Action was a material factor in the Company’s decision to adopt, implement, and maintain the Reforms, and that the Reforms confer a substantial benefit upon the Company and its stockholders.

3.              APPROVAL AND NOTICE

3.1            As soon as practicable, the Plaintiffs shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Latch stockholders; and (iii) a date for the Settlement Hearing.

11

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 12 of 21

3.2            Within ten (10) business days after the entry of the Preliminary Approval Order, Latch shall: (1) post a copy of the Notice and the Stipulation and exhibits thereto on the Investor Relations page of the Company’s website; (2) publish the Summary Notice in a press release with GlobeNewswire; and (3) file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to a Current Report filed on Form 8-K, and the Notice shall provide a link to the Investor Relations page on Latch’s website where the Notice and Stipulation and exhibits thereto may be viewed, which page will be maintained through the date of the Settlement Hearing. Latch shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph. The Parties believe the form and manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Latch stockholders pursuant to applicable law and due process.

3.3            Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all other Current Latch Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Plaintiffs’ Released Claims against any of the Defendants’ Released Persons.

3.4            In the event that any of the Plaintiffs’ Released Claims are commenced against any of the Defendants’ Released Persons prior to the Effective Date, Plaintiffs agree to cooperate and use reasonable best efforts to assist Defendants in securing the dismissal (or a stay in contemplation of dismissal following approval of the Settlement) of such claims.

4.              ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES

4.1            The Parties have agreed that the Company’s and/or its insurance carriers shall pay to Plaintiffs’ Counsel, collectively, the Fee and Expense Amount.

12

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 13 of 21

4.2            Within thirty (30) business days of the date of entry of the Preliminary Approval Order or the date the Company and/or its insurance carriers receive all information reasonably required to process payment of the Fee and Expense Amount into the escrow account of The Brown Law Firm, P.C. (the “Escrow Account”), whichever is later, the Company shall pay or cause to be paid the Fee and Expense Amount to the Escrow Account. The Fee and Expense Amount, to the extent approved by the Court, shall be released from the Escrow Account once the Court enters the Judgment and an order approving the Fee and Expense Amount— notwithstanding the existence of any collateral attacks on the Settlement, including, without limitation, any objections or appeals—to each of the firms comprising Plaintiffs’ Counsel. Plaintiffs’ Counsel shall be responsible for allocation of the Fee and Expense Amount amongst themselves.

4.3             In the event the Judgment fails to become Final as defined in section IV, paragraph 1.10, if a collateral attack is successful or the Settlement is otherwise terminated, or to the extent that the Court does not approve Plaintiffs’ Counsel’s application for an award of attorneys’ fees and costs in the full amount of the Fee and Expense Amount, Plaintiffs’ Counsel shall be severally obligated to refund the Fee and Expense Amount to the extent it is denied or reduced to the Company within thirty (30) days from receiving notice from Defendants’ Counsel of written payment instructions and tax information.

4.4            Based on the results of the Action, Plaintiffs’ Counsel may apply to the Court for service awards of up to two thousand dollars ($2,000.00) for each of the two Plaintiffs to be paid from the Fee and Expense Amount in recognition of Plaintiffs’ participation in the Action (the “Service Awards”). Defendants shall not object to the application for the Service Awards.

4.5            It is not a condition of this Stipulation, the Settlement, or the Judgment that the Court award any attorneys’ fees or expenses. In the event the Court does not award the Fee and Expense Amount, or makes an award in an amount that is less than the amount requested or is otherwise unsatisfactory to Plaintiffs’ Counsel, or in the event that any such award is vacated or reduced on appeal, this Stipulation and the Settlement, including the effectiveness of the Released Claims and other obligations of the Parties under the Settlement, nevertheless shall remain in full force and effect.

13

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 14 of 21

4.6            Individual Defendants shall not be personally liable for the payment of any portion of the Fee and Expense Amount.

5.              RELEASES

5.1            The obligations incurred pursuant to this Stipulation are in consideration of the full and final disposition of the Action as against Defendants and the Releases provided for herein. Upon the Effective Date, Plaintiffs and all other Current Latch Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting any and all Plaintiffs’ Released Claims (including Unknown Claims) against the Defendants’ Released Persons. In addition, upon that date, Latch shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally, and forever released, relinquished and discharged its right to assert directly any and all of the Plaintiffs’ Released Claims against the Defendants’ Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting directly any and all of the Plaintiffs’ Released Claims against the Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

5.2            Upon the Effective Date, Defendants shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally and forever released, relinquished and discharged any and all of the Defendants’ Released Claims against the Plaintiffs’ Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of the Defendants’ Released Claims against the Plaintiffs’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.

14

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 15 of 21

5.3            Upon entry of the Judgment, the Action shall be dismissed with prejudice, on the merits, and without costs. The Parties shall bear their own fees, costs, and expenses except as expressly provided in this Stipulation.

6.	CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1            The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.	court entry of the Preliminary Approval Order, in substantially the form set forth as Exhibit B annexed hereto;

b.	payment of the Fee and Expense Amount in accordance with paragraph IV (4.2);

c.	court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement and dismissing the Action with prejudice, without awarding costs to any party, except as provided herein; and

d.	the passing of the date upon which the Judgment becomes Final.

6.2            Plaintiffs and Defendants shall each have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so to the other Parties within thirty (30) calendar days of: (a) the Court’s refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s refusal to approve the Settlement or any material part thereof; (c) the Court’s refusal to enter the Judgment in any material respect as to the Settlement; or (d) the date upon which an order vacating, modifying, revising, or reversing the Judgment becomes Final. However, any decision or proceeding, whether in the Court or any appellate court, solely with respect to the Fee and Expense Amount shall not be considered material to the Settlement, shall not affect the finality of the Judgment, and shall not be grounds for termination of the Settlement.

15

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 16 of 21

6.3            If any of the conditions specified above in paragraph VI (6.1) are not met, then this Stipulation shall be canceled and terminated subject to paragraph VI (6.4), unless counsel for the Parties mutually agree in writing to proceed with this Stipulation.

6.4            If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Parties shall be restored to their respective positions in the Action as of the date of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within thirty (30) days, including any interest earned thereon; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action, or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose.

7.              MISCELLANEOUS PROVISIONS

7.1            The Parties: (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Settlement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Settlement.

16

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 17 of 21

7.2             In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3            The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action and any and all claims released herein.

7.4            Defendants deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever in the Action. Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim which was brought or could have been brought in the Action has or lacks any merit whatsoever, nor shall be offered against any of the Defendants’ Released Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Defendants’ Released Persons with respect to any fact alleged by Plaintiffs in any complaint filed in the Action, or during the Action or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Defendants’ Released Persons or in any way referred to for any other reason as against any of the Defendants’ Released Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the Settlement.

7.5             This Stipulation shall not be deemed to prejudice any of the positions of any of the Parties.

17

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 18 of 21

7.6            Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

7.7            Defendants may file this Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.8            This Settlement may not be terminated, modified, or amended, except by an agreement in writing signed by the Parties or their respective counsel.

7.9            In the event any proceedings by or on behalf of Latch, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Latch, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7.10          Any planned, proposed, or actual sale, merger, or change-in-control of Latch shall not void this Stipulation. The Stipulation shall run to the Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Latch, the Parties shall continue to seek court approval of the Settlement expeditiously, including without limitation the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

18

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 19 of 21

7.11          The Parties agree that each party and their counsel have complied fully with the applicable requirements of good faith litigation and that no action, allegation, position taken, or filing was undertaken or made in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure.

7.12          No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.13          This Stipulation shall be construed as if the Parties collectively prepared it, and any uncertainty or ambiguity shall not be interpreted against any of the Parties.

7.14          This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of New York, and shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

7.15          This Stipulation and the exhibits attached hereto contain the entire understanding of the Parties concerning the subject matter hereof and supersede any and all prior agreements, discussions, or negotiations of the Parties, whether oral or in writing.

7.16          The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.17          This Settlement may be executed in any number of counterparts with the same effect as if all Parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument. A facsimile or electronic (e.g., PDF format) copy of this Settlement as executed shall be deemed an original.

19

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 20 of 21

7.18          The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Parties and their undersigned counsel submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

7.19          Any Party may give notice or service to another Party under this Stipulation. Such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery, facsimile, or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to Plaintiffs or Plaintiffs’ Counsel:	The Brown Law Firm, P.C.
Timothy Brown
1350 Avenue of the Americas, Suite 1200
New York, NY 10019
Telephone: (516) 922-5427
Email: tbrown@thebrownlawfirm.net

Hynes & Hernandez, LLC
Ligaya T. Hernandez
101 Lindenwood Drive, Suite 225
Malvern, PA 19355
Telephone: (484) 875-3116
Email: lhernandez@hh-lawfirm.com

If to Defendants:	Latham & Watkins LLP
Kristin N. Murphy
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626-1925
Telephone: (714) 540-1235
Email: kristin.murphy@lw.com

7.20          In the event of any breach of this Stipulation, all of the Parties’ rights and remedies at law, equity, or otherwise, are expressly reserved. The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation, and failure by any Party to assert any claim for breach of this Stipulation shall not be deemed to be a waiver as to that or any other breach, and will not preclude any Party from seeking to remedy a breach and enforce the terms of this Stipulation.

20

Case 1:23-cv-01273-JGK	Document 55	Filed 07/16/26	Page 21 of 21

IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated July 16, 2026.

THE BROWN LAW FIRM, P.C.		LATHAM & WATKINS LLP

By:	/s/ Timothy Brown	By:	/s/ Kristin N. Murphy
Timothy Brown		Kristin N. Murphy
1350 Avenue of the Americas, Suite 1200		650 Town Center Drive, 20th Floor
New YorkY, 10019		Costa Mesa, CA 92626-1925
Telephone: (516) 922-5427		Telephone: (714) 540-1235
Email: tbrown@ thebrownlawtirm.net		Email: kristin.murphy@lw.com

Counsel for Plaint(Gottlieb and Co-Lead		Colleen C. Smith
Counsel for Plaintiffs		12670 High Bluff Drive
San Diego, CA 92130
HYNES & HERNANDEZ, LLC		Telephone: (858) 523-3985
Email: colleen.smith@ lw.com
By:	/s/ Ligaya T. Hernandez
Michael J. Hynes		Counsel for Defendants
Ligaya T. Hernandez
101 Lindenwood Drive, Suite 225
Malvern, PA 19355
Telephone: (484) 875-3116

Email:	mhynes@hh-lawfirm.com
lhernandez@ hh-lawfirm.com

Counsel for Plaintiff Manley and Co-Lead
Counsel for Plaintiffs

21

Case 1:23-cv-01273-JGK	Document 55-1	Filed 07/16/26	Page 1 of 4

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

IN RE LATCH INC. DERIVATIVE	Lead Case No. 1:23-cv-01273-JGK
LITIGATION	EXHIBIT A

1

Case 1:23-cv-01273-JGK	Document 55-1	Filed 07/16/26	Page 2 of 4

CORPORATE GOVERNANCE REFORMS

The Board of Directors (“Board”) of Latch, Inc. (“Latch” or the “Company”) shall adopt and implement the corporate governance reforms (“Reforms”) detailed below within ninety (90) days of issuance of a court order finally approving the settlement of the above-captioned consolidated stockholder derivative action (the “Action”) and shall maintain the Reforms for a period of not less than three and a half (3.5) years from the Effective Date as defined in the Stipulation and Agreement of Settlement.

Latch acknowledges and agrees that the filing, pendency, and settlement of the Action was a material factor in the Company’s decision to adopt, implement, and maintain the Reforms, and that the Reforms confer a substantial benefit upon the Company and its stockholders.

1.            LEAD INDEPENDENT DIRECTOR

The Company’s Corporate Governance Guidelines (the “Guidelines”) shall be amended, as follows, to require that, if at any time the Chairman of the Board is a member of management or does not otherwise qualify as independent, then the Independent Directors (as defined in the Guidelines) shall elect a Lead Independent Director:

The Lead Independent Director’s responsibilities shall include, but not be limited to: presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the Independent Directors; approving Board meeting schedules and agendas; and acting as the liaison between the Independent Directors and the Chief Executive Officer (“CEO”) and Chairman of the Board.

At such times as the Chairman of the Board is an Independent Director, the Chairman of the Board will serve as Lead Independent Director. The Board may otherwise modify its leadership structure in the future as it deems appropriate.

2.            REPORTING FROM MANAGEMENT DURING BOARD MEETINGS

The Guidelines shall be amended to ensure that the Lead Independent Director (on behalf of the Independent Directors) or the chair of any Board committee has the same authority as the Chairman of the Board to invite Company management, outside advisors, or consultants to participate in Board meetings, including to request presentations to the Board on any matter involving the member of management, advisor, or consultant.

The Guidelines will also be amended to provide that those managing Latch’s audit and compliance segments may also be invited to attend or present at Board meetings. For purposes of this term, “management” shall include managers of any business unit of the Company, including, but not limited to, a business unit responsible for the Company’s audit and compliance programs.

3.            EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

The Guidelines shall be amended to require that the Independent Directors will meet in executive sessions without non- Independent Directors or management present on a regularly scheduled basis, and no less than three (3) times per year.

2

Case 1:23-cv-01273-JGK	Document 55-1	Filed 07/16/26	Page 3 of 4

4.	CREATION OF A MANAGEMENT-LEVEL DISCLOSURE COMMITTEE AND ADOPTION OF A FORMAL CHARTER FOR THE DISCLOSURE COMMITTEE

Latch will establish a management-level disclosure committee (the “Disclosure Committee”) and will adopt a formal charter for the Disclosure Committee which will incorporate and expand on the following terms and responsibilities of the Disclosure Committee:

Purpose. The Company will establish a management-level Disclosure Committee that will oversee Latch’s public disclosures.

Membership. The Disclosure Committee will consist of personnel in the following roles, or their equivalent, if any:

(a)	Chief Financial Officer (“CFO”);

(b)	Chief Legal Officer;

(c)	Chief Accounting Officer or Controller;

(d)	Director of Financial Reporting;

(e)	Director of Internal Audit;

(f)	Head of People;

(g)	Head of Operations;

(h)	Head of Revenue; and

(i)	Head of Investor Relations.

Additional committee members may be appointed and/or removed by the CEO and/or CFO (the “Certifying Officers”) at any time. Any changes to the Disclosure Committee Charter will be approved by the Certifying Officers.

In order to execute its responsibilities, the Disclosure Committee shall have full access to all Company books, records, facilities, and employees, including independent auditors.

Chairperson. The CFO will be the Chairperson of the Disclosure Committee, schedule and preside over meetings, and ensure the timely preparation of agendas. Any interpretation of the Disclosure Committee Charter or the Disclosure Committee’s procedures shall be made by the Chairperson. The Chairperson will report regularly to the Audit Committee of the Board.

Responsibilities. The Disclosure Committee shall:

(a)	Review and provide management with input regarding the Company’s controls and other procedures (“Disclosure Controls and Procedures”), which shall include a sub-certification process supporting the certifications made by the Certifying Officers in the Company’s U.S. Securities and Exchange Commission (“SEC”) filings, including its periodic reports on Forms 10-K and 10-Q (the “Periodic Reports”) to ensure that: (i) information required by the Company to be disclosed to the SEC, and other written information that the Company will disclose to the public, is recorded, processed, summarized, and reported accurately and on a timely basis, and (ii) such information is accumulated and communicated to management, including the Certifying Officers, as appropriate to allow timely decisions regarding required disclosures;

3

Case 1:23-cv-01273-JGK	Document 55-1	Filed 07/16/26	Page 4 of 4

(b)	Participate in management’s evaluation of the effectiveness of the Disclosure Controls and Procedures; and

(c)	Have access to, and discuss among the committee, the Periodic Reports prior to their filing to ensure the information included therein is reported accurately.

5.	ENHANCED EDUCATION REGARDING FINANCIAL REPORTING AND RELEVANT EMPLOYEES

The Company shall conduct annual training for all members of the Company’s accounting team that have responsibility for: (i) SEC reporting; (ii) preparation of the Company’s financial statements in compliance with Generally Accepted Accounting Principles and other applicable rules and regulations; and (iii) revenue recognition. Training shall include Latch’s relevant accounting policies and procedures, Latch’s Code of Business Conduct and Ethics (adopted June 4, 2021),1 Latch’s Guidelines,2 and Latch’s Policies and Procedures for Complaints Regarding Accounting, Internal Accounting Controls Fraud or Auditing Matters (adopted June 4, 2021).3

1 Available at https://cdn.shopify.com/s/files/1/0583/7085/0952/files/Latch - Code of Business Conduct and Ethics Final 2023.pdf?v=1712165239.

2 Available at https://cdn.shopify.com/s/files/1/0583/7085/0952/files/Corporate Governance Guidelines.pdf?v=1702338643.

3 Available at https://cdn.shopify.com/s/files/1/0583/7085/0952/files/Latch - Whistleblower Policy final 2023.pdf?v=1712165239.

4

Case 1:23-cv-01273-JGK	Document 55-2	Filed 07/16/26	Page 1 of 6

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

IN RE LATCH INC. DERIVATIVE	Lead Case No. 1:23-cv-01273-JGK
LITIGATION	EXHIBIT B

[PROPOSED] PRELIMINARY APPROVAL ORDER

Plaintiffs Eric Manley and Daniel Gottlieb (together, the “Plaintiffs”) in the above-captioned consolidated stockholder derivative action (the “Action”) pending in the United States District Court for the Southern District of New York (the “Court”) have made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (the “Settlement”) of stockholder derivative claims brought on behalf of Latch, Inc. (“Latch” or the “Company”), in accordance with the Stipulation and Agreement of Settlement dated July 16, 2026 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement to Latch stockholders; and (iii) setting a date for the Settlement Hearing1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to, a proposed settlement and resolution of the Action with prejudice;

WHEREAS, the Court having: (i) read and considered Plaintiffs’ Unopposed Motion for Preliminary Approval of Derivative Settlement together with the accompanying Memorandum of Law in Support; and (ii) read and considered the Stipulation, as well as all the exhibits attached thereto;

1 Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

1

Case 1:23-cv-01273-JGK	Document 55-2	Filed 07/16/26	Page 2 of 6

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Latch and appears to be the product of serious, informed, non-collusive negotiations; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that Current Latch Stockholders should be apprised of the Settlement through the proposed form and means of notice, which constitutes the best notice practicable under the circumstances and complies fully with the requirements of Fed. R. Civ. P. 23.1 and due process, and should be allowed an opportunity to file objections, if any, thereto, and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1.            This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.

2.            This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3.            A hearing shall be held on October 6, 2026 at 3:30 p.m., before the Honorable John G. Koeltl, at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl St., New York, NY 10007, in Courtroom 14A (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount and Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.

2

Case 1:23-cv-01273-JGK	Document 55-2	Filed 07/16/26	Page 3 of 6

4.            The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

5.            Within ten (10) business days after the entry of an order by the Court preliminarily approving the Settlement, Latch shall: (i) post a copy of the Notice and the Stipulation and exhibits thereto on the Investor Relations page of the Company’s website; (ii) publish the Summary Notice in a press release in GlobeNewswire; and (iii) file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to a Current Report filed on Form 8-K. The Notice shall provide a link to the Investor Relations page on Latch’s website where the Notice and Stipulation and exhibits thereto may be viewed, which page will be maintained through the date of the Settlement Hearing. The Parties believe the form and manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Latch stockholders pursuant to applicable law and due process. Latch shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Court.

6.            Within twenty (20) days after the entry of this Preliminary Approval Order, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, posting, and publication of the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.

7.            All Latch stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Action concerning the Settlement, whether favorable or unfavorable to Current Latch Stockholders.

3

Case 1:23-cv-01273-JGK	Document 55-2	Filed 07/16/26	Page 4 of 6

8.            Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all other Current Latch Stockholders are barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action asserting any Plaintiffs’ Released Claims against any of the Defendants’ Released Persons.

9.            Any Current Latch Stockholder may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount or Service Awards should not be awarded. However, no Current Latch Stockholder shall be heard or entitled to contest the approval of the Settlement, or, if approved, the Judgment to be entered thereon, unless that Latch stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the case name and number (In re Latch Inc. Derivative Litigation, Lead Case No. 1:23-cv-01273-JGK (S.D.N.Y.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Latch common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.

4

Case 1:23-cv-01273-JGK	Document 55-2	Filed 07/16/26	Page 5 of 6

10.            At least twenty-one (21) days prior to the Settlement Hearing, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl St., New York, NY 10007 and serve such materials by that date, on each of the following Parties’ counsel:

Counsel for Plaintiffs:	Counsel for Defendants:

THE BROWN LAW FIRM, P.C.	LATHAM & WATKINS LLP
Timothy Brown	Kristin N. Murphy
1350 Avenue of the Americas, Suite 1200	650 Town Center Drive, 20th Floor
New York, NY 10019	Costa Mesa, CA 92626-1925
Telephone: (516) 922-5427	Telephone: (714) 540-1235
Email: tbrown@thebrownlawfirm.net	Email: kristin.murphy@lw.com

HYNES & HERNANDEZ, LLC
Michael J. Hynes
101 Lindenwood Drive, Suite 225
Malvern, PA 19355
Telephone: (484) 875-3116
Email: mhynes@hh-lawfirm.com

11.            Only Current Latch Stockholders who have filed with the Court and sent to the Parties’ counsel valid and timely written notices of objection and notices of appearance will be entitled to be heard at the hearing unless the Court orders otherwise.

12.            Any Current Latch Stockholder who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Awards unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

13.            Plaintiffs shall file their motion for final approval of the Settlement at least twenty-eight (28) days prior to the Settlement Hearing. If there is any objection to the Settlement, Plaintiffs shall file a response to the objection(s) at least seven (7) days prior to the Settlement Hearing.

5

Case 1:23-cv-01273-JGK	Document 55-2	Filed 07/16/26	Page 6 of 6

14.            All proceedings in the Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation and this Preliminary Approval Order.

15.            This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Latch stockholders.

16.            Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

17.            The Court may, in its discretion, decide to change the date and/or time of the Settlement Hearing without further notice to Latch stockholders. Any Current Latch Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar for any change to the date and/or time of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Latch stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED:
HONORABLE JOHN G. KOELTL
UNITED STATES DISTRICT JUDGE

6

Case 1:23-cv-01273-JGK	Document 55-3	Filed 07/16/26	Page 1 of 7

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

IN RE LATCH INC. DERIVATIVE	Lead Case No. 1:23-cv-01273-JGK
LITIGATION	EXHIBIT C

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER

DERIVATIVE ACTION

Case 1:23-cv-01273-JGK	Document 55-3	Filed 07/16/26	Page 2 of 7

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF LATCH, INC. (“LATCH” OR THE “COMPANY”) COMMON STOCK AS OF JULY 16, 2026, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT LATCH STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE ACTION, LATCH STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING PLAINTIFFS’ RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated July 16, 2026 (the “Stipulation”). The purpose of this Notice is to inform you of:

●         the existence of the above-captioned consolidated stockholder derivative action pending in the United States District Court for the Southern District of New York (the “Court”), styled In Re Latch Inc. Derivative Litigation, Lead Case No. 1:23-cv-01273-JGK (S.D.N.Y.) (the “Action”);

●         the proposed settlement between Plaintiffs1 and Defendants (together, “Parties”) reached in the Action (the “Settlement”);

●         the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Action with prejudice;

●         Plaintiffs’ Counsel’s application to the Court for the Fee and Expense Amount; and

●         Plaintiffs’ Counsel’s application to the Court for case Service Awards to the two Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Action and of your rights in connection with the proposed Settlement.

1 All capitalized terms that are not otherwise defined shall have the definitions as set forth in the Stipulation.

1

Case 1:23-cv-01273-JGK	Document 55-3	Filed 07/16/26	Page 3 of 7

Summary

On July 16, 2026, Latch, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Action, which Stipulation was filed in the Court. The Action was brought derivatively on behalf of Latch against certain current and former directors and officers of the Company. Latch was named as a nominal defendant in the Action. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle Plaintiffs’ Released Claims and to result in the dismissal of the Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement provides for the adoption and maintenance of certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the “Reforms”).

Subject to Court approval, the Parties agreed that the Company shall pay or cause its insurers to pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of four hundred fifty thousand dollars ($450,000.00) (the “Fee and Expense Amount”). Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to the two Plaintiffs in an amount of up to two thousand dollars ($2,000.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the investor relations page of the Company’s website, door.com/press -release, contact Plaintiffs’ Counsel as set forth below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About?

The Action is brought derivatively on behalf of nominal defendant Latch and alleges that, inter alia, from May 13, 2021 to August 25, 2022, at least, the Individual Defendants breached their fiduciary duties by making and/or causing the Company to make false and misleading statements and omissions to the public regarding various of the Company’s financial metrics, including Revenue, Total Bookings, and Total Annual Recurring Revenue. In particular, the Action alleges that improper accounting procedures were used to calculate the Company’s quarterly and annual reports filed with the U.S. Securities and Exchange Commission (“SEC”), requiring the restatement of certain previously-issued financial statements. The Action alleges that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is there a Settlement of the Action?

The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree that the Reforms that the Company will adopt, implement, and maintain provide substantial benefits to Latch and its stockholders.

2

Case 1:23-cv-01273-JGK	Document 55-3	Filed 07/16/26	Page 4 of 7

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Action. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. Each Defendant expressly maintains that at all relevant times, he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of Latch stockholders. Each Defendant further denies that Plaintiffs, Latch, or its stockholders suffered damage or were harmed as a result of his or her acts, omissions, or conduct alleged, or could have been alleged, in the Action. Individual Defendants and Latch expressly reserve all rights, defenses, and objections to the Action.

Nonetheless, Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in the Stipulation. Latch and Individual Defendants have also taken into account the uncertainty, burden, and risks inherent in any litigation, including the Action. None of the Stipulation or its terms or provisions, entry of the Judgment, any document or exhibit referred or attached to the Stipulation, or any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of, an admission by the Individual Defendants or Latch of any fault, wrongdoing, or concession of liability whatsoever.

The Settlement Hearing, and Your Right to Object to the Settlement

On _____ __, 2026, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be provided to Current Latch Stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing on October 6, 2026 at 3:30 p.m. before the Honorable John G. Koeltl, at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl St., New York, New York 10007, in Courtroom 14A (the “Settlement Hearing”) to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Action with prejudice, and releasing the Plaintiffs’ Released Claims against the Defendants’ Released Persons; (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount; (v) determine whether the Court should approve the Service Awards for the two Plaintiffs, which shall be funded from the Fee and Expense Amount; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar for any change to the date and/or time of the Settlement Hearing.

3

Case 1:23-cv-01273-JGK	Document 55-3	Filed 07/16/26	Page 5 of 7

Any Current Latch Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (In re Latch Inc. Derivative Litigation, Lead Case No. 1:23-cv-01273-JGK (S.D.N.Y.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Latch common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN SEPTEMBER 15, 2026. The Clerk’s address is:

Clerk of the Court

United States District Court for the Southern District of New York
Daniel Patrick Moynihan United States Courthouse

500 Pearl St.

New York, NY10007

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN SEPTEMBER 15, 2026. Counsel’s addresses are:

Counsel for Plaintiffs:

THE BROWN LAW FIRM, P.C.

Timothy Brown

1350 Avenue of the Americas, Suite 1200

New York, NY 10019

Telephone: (516) 922-5427

HYNES & HERNANDEZ, LLC

Michael J. Hynes

101 Lindenwood Drive, Suite 225

Malvern, PA 19355

Telephone: (484) 875-3116

Counsel for Defendants:

LATHAM & WATKINS LLP

Kristin N. Murphy

650 Town Center Drive, 20th Floor Costa Mesa, CA 92626-1925
Telephone: (714) 540-1235

4

Case 1:23-cv-01273-JGK	Document 55-3	Filed 07/16/26	Page 6 of 7

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Latch stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Latch Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Action, and from pursuing any of the Released Claims.

CURRENT LATCH STOCKHOLDERS AS OF JULY 16, 2026 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all other Latch stockholders, derivatively on behalf of Latch, are barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action asserting any Plaintiffs’ Released Claims derivatively against any of the Defendants’ Released Persons.

Scope of the Notice

This Notice is a summary description of the Action, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Action, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the Investor Relations page of the Company’s website, door.com/investors.

*             *             *

You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 1350 Avenue of the Americas, Suite 1200, New York, NY 10019, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net or Michael J. Hynes, Hynes & Hernandez, LLC, 101 Lindenwood Drive, Suite 225, Malvern, PA 19355, Telephone: (484) 875-3116, E-mail: mhynes@hh-lawfirm.com.

5

Case 1:23-cv-01273-JGK	Document 55-3	Filed 07/16/26	Page 7 of 7

PLEASE DO NOT CALL THE COURT OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.

6

Case 1:23-cv-01273-JGK	Document 55-4	Filed 07/16/26	Page 1 of 3

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

IN RE LATCH INC. DERIVATIVE	Lead Case No. 1:23-cv-01273-JGK
LITIGATION	EXHIBIT D

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF
STOCKHOLDER DERIVATIVE ACTION

Case 1:23-cv-01273-JGK	Document 55-4	Filed 07/16/26	Page 2 of 3

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF LATCH, INC. (“LATCH” OR THE “COMPANY”) COMMON STOCK AS OF JULY 16, 2026, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT LATCH STOCKHOLDERS”).

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

YOU ARE HEREBY NOTIFIED that the above-captioned consolidated stockholder derivative action (the “Action”), is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated July 16, 2026 (the “Stipulation”).

The Action alleges claims against each of the Individual Defendants1 for breach of fiduciary duty, and/or other violations of law, in connection with their making and/or causing the Company to make false and misleading statements and omissions to the public regarding various of the Company’s financial metrics, including Revenue, Total Bookings, and Total Annual Recurring Revenue. In particular, the Action alleges that improper accounting procedures were used to calculate the Company’s quarterly and annual reports filed with the U.S. Securities and Exchange Commission (“SEC”), requiring the restatement of certain previously-issued financial statements. The Action alleges that, as a result of the foregoing, the Company experienced reputational and financial harm. Defendants have denied and continue to deny each and all of the claims and allegations of fault, liability, wrongdoing, or damages asserted in the Action.

Pursuant to the terms of the Settlement, Latch agrees to implement and maintain certain corporate governance reforms that are outlined in Exhibit A to the Stipulation (the “Reforms”). The Reforms shall be maintained for three and a half (3.5) years from the Effective Date. Latch acknowledges and agrees that the filing, pendency, and settlement of the Action was a material factor in the Company’s decision to adopt, implement, and maintain the Reforms, and that the Reforms confer a substantial benefit upon the Company and its stockholders.

After negotiating the material terms of the Settlement, counsel for the Parties negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, subject to Court approval. In light of the substantial benefits conferred upon the Company and its stockholders, the Company shall pay or cause its insurers to pay to Plaintiffs’ Counsel four hundred fifty thousand dollars ($450,000.00) for their attorneys’ fees and expenses (the “Fee and Expense Amount”), subject to Court approval. Defendants also agreed not to object to the request for the Court to approve Service Awards of up to two thousand dollars ($2,000.00) for each of the Plaintiffs, to be paid from the Fee and Expense Amount.

1 All capitalized terms that are not otherwise defined shall have the definitions as set forth in the Stipulation.

1

Case 1:23-cv-01273-JGK	Document 55-4	Filed 07/16/26	Page 3 of 3

On October 6, 2026 at 3:30 p.m., a hearing (the “Settlement Hearing”) will be held before the Honorable John G. Koeltl, at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl St., Courtroom 14A, New York, New York 10007, for the purpose of determining whether the Settlement should be approved as fair, reasonable, and adequate and whether the Court should approve the agreed-to Fee and Expense Amount and the Service Awards for Plaintiffs. Because this is not a class action, except as otherwise provided for in the Stipulation with respect to the Plaintiffs, no Current Latch Stockholder has the right to receive any individual compensation as a result of the Settlement.

This Summary Notice provides a condensed overview of certain provisions of the Stipulation and the full Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (the “Notice”). It is not a complete statement of the events of the Action or the terms set forth in the Stipulation. This Summary Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation filed with the U.S. District Court for the Southern District of New York. For additional information about the claims asserted in the Action, and the terms of the proposed Settlement, you may inspect the Stipulation and its exhibits and other papers at the Clerk’s office in the Court at any time during regular business hours. In addition, copies of the Stipulation and its exhibits and the Notice are available on the Investor Relations page of the Company’s website, door.com/investors.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar for any change in the format, date or time of the Settlement Hearing.

Inquiries about the Action or the Settlement may be made to: Timothy Brown, The Brown Law Firm, P.C., 1350 Avenue of the Americas, Suite 1200, New York, NY 10019, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net or Michael J. Hynes, Hynes & Hernandez, LLC, 101 Lindenwood Drive, Suite 225, Malvern, PA 19355, Telephone: (484) 875-3116, E-mail: mhynes@hh-lawfirm.com.

Any Current Latch Stockholder has a right, but is not required, to appear and to be heard at the Settlement Hearing. You may enter an appearance before the Court, at your own expense, individually or through counsel of your choice. If you want to object at the Settlement Hearing, you must be a Current Latch Stockholder and you must first comply with the procedures for objecting that are set forth in the Notice. Any objection to any aspect of the Settlement must be filed with the Clerk of the Court and sent to Plaintiffs’ Counsel and Defendants’ Counsel no later than September 15, 2026 (21 days before the Settlement Hearing), in accordance with the procedures set forth in the Stipulation and the Notice. Any Current Latch Stockholder who fails to object in accordance with such procedures will be bound by the Order and Final Judgment of the Court granting final approval to the Settlement and the releases of claims therein, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

PLEASE DO NOT CALL THE COURT OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.

2

Case 1:23-cv-01273-JGK	Document 55-5	Filed 07/16/26	Page 1 of 5

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

IN RE LATCH INC. DERIVATIVE	Lead Case No. 1:23-cv-01273-JGK
LITIGATION	EXHIBIT E

[PROPOSED] ORDER AND FINAL JUDGMENT

Case 1:23-cv-01273-JGK	Document 55-5	Filed 07/16/26	Page 2 of 5

This matter came before the Court for hearing on October 6, 2026, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated July 16, 2026 (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Order and Final Judgment (the “Judgment”).

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.            This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.            This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Parties.

3.            The Court finds that the notice of the Settlement was published and disseminated in accordance with this Court’s Preliminary Approval Order. This Court further finds that the form and contents of the Notice and Summary Notice, as previously preliminarily approved by the Court, and the means of dissemination of the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4.            The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Parties, and further finds that the Settlement is in the best interests of Latch and its stockholders.

5.            The Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Parties are to bear their own costs, except as otherwise provided below.

1

Case 1:23-cv-01273-JGK	Document 55-5	Filed 07/16/26	Page 3 of 5

6.            Upon the Effective Date, Plaintiffs and all other Current Latch Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged their right to assert derivatively on behalf of the Company any and all of the Plaintiffs’ Released Claims (including Unknown Claims) against the Defendants’ Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting derivatively on behalf of the Company any and all of the Plaintiffs’ Released Claims against the Defendants’ Released Persons. In addition, upon that date, Latch shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally, and forever released, relinquished and discharged its right to assert directly any and all of the Plaintiffs’ Released Claims against the Defendants’ Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting directly any and all of the Plaintiffs’ Released Claims against the Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

7.            Upon the Effective Date, Defendants shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally and forever released, relinquished and discharged any and all of the Defendants’ Released Claims against the Plaintiffs’ Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of the Defendants’ Released Claims against the Plaintiffs’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.

8.            During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

2

Case 1:23-cv-01273-JGK	Document 55-5	Filed 07/16/26	Page 4 of 5

9.            The Court hereby approves the sum of ______ for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the Action (the “Fee and Expense Amount”) and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs’ Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

10.            The Court hereby approves the service awards of ______ for each of the two Plaintiffs to be paid from Plaintiffs’ Counsel’s Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Action.

11.            Neither the Stipulation, nor any of its terms or provisions, nor entry of this Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

12.            Defendants may file the Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13.            Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

14.            Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

3

Case 1:23-cv-01273-JGK	Document 55-5	Filed 07/16/26	Page 5 of 5

15.            This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
HONORABLE JOHN G. KOELTL
UNITED STATES DISTRICT JUDGE

4